Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent	Jurisdiction of Incorporation
P.M.I. Comercio Internacional, S.A. de C.V.	98.33	Petróleos Mexicanos	Mexico

P.M.I. Holdings B.V.	100.00	Petróleos Mexicanos	Netherlands

P.M.I. Holdings, Petróleos España, S.L.	100.00	Petróleos Mexicanos	Redomiciled in Spain

Holdings Holanda Services, B.V.	100.00	Petróleos Mexicanos	Netherlands

Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	99.99999	Petróleos Mexicanos	Mexico

	0.00001	I.I.I. Servicios, S.A. de C.V.

I.I.I. Servicios, S.A. de C.V.	99.982	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	0.018	Petróleos Mexicanos

Pemex Procurement International, Inc.	100.00	Petróleos Mexicanos	United States

Kot Insurance Company, A.G.	100.00	Petróleos Mexicanos	Redomiciled in Switzerland

PMX Energy Partners, S.A. de C.V.	99.00	Petróleos Mexicanos	Mexico

	1.00	Pemex Logistics

Pemex Finance Limited	100.00	Petróleos Mexicanos	Cayman Islands

Pemex Exploration and Production

Company	% of Participation	Parent	Jurisdiction of Incorporation
Compañía Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex Exploration and Production	Mexico

PEP Marine DAC	100.00	Pemex Exploration and Production	Ireland

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	51.01	PEP Marine DAC	Mexico

	48.99	Pemex Exploration and Production

Pemex Industrial Transformation

Company	% of Participation	Parent	Jurisdiction of Incorporation
Mex Gas Internacional, S.L. (Holding)	100.00	Pemex Industrial Transformation	Redomiciled in Spain

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

MGI Asistencia Integral, S. de R. L. de C.V.	99.9997	Mex Gas Internacional, S.L.	Mexico

	0.0003	MGC México, S.A. de C.V.

MGI Enterprises US LLC	100.00	Mex Gas Internacional, S.L.	United States

Pasco Terminals, Inc.	99.00	MGI Enterprises US LLC	United States

	1.00	Mex Gas Internacional, S.L.

Terrenos para Industrias, S.A.	100.00	Pemex Industrial Transformation	Mexico

MGC México, S.A. de C.V.	99.9998	Mex Gas Internacional, S.L.	Mexico

	0.0002	MGI Asistencia Integral, S. de R.L. de C.V.

P.M.I. Petroquímica, S.A. de C.V.	50.00	Pemex Industrial Transformation	Mexico

	50.00	P.M.I. Comercio Internacional, S.A. de C.V.

PMX Cogeneración Internacional, S.A.P.I. de C.V.	99.999997	Mex Gas Internacional, S.L.	Spain

	0.000003	MGI Asistencia Integral, S. de R. L. de C.V.

PMX Cogeneración, S.A.P.I. de C.V.	99.9998	PMX Cogeneración Internacional, S.A.P.I. de C.V.	Mexico

	0.0002	Mex Gas Internacional, S.L.

MGI Midstream, S. de R. L. de C.V.	84.14	Mex Gas Internacional, S.L.	Mexico

	15.86	Mex Gas Supply, S.L.

PMI Azufre Industrial, S.A. de C.V.	99.0171	Mex Gas Internacional, S.L	Mexico

	0.9829	MGI Asistencia Integral, S. de R. L. de C.V.

PPQ Cadena Productiva, S.L.	100	Pemex Industrial Transformation	Spain

PTI Infraestructura de Desarrollo, S.A. de C.V.	99.999998	Pemex Industrial Transformation	Mexico

	0.000002	MGI Midstream, S. de R. L. de C.V.

Pemex Logistics

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V.	99.00	Pemex Logistics	Mexico

	1.00	I.I.I. Servicios, S.A. de C.V.

Pemex Fertilizers

Company	% of Participation	Parent	Jurisdiction of Incorporation

PMX Fertilizantes Holding, S.A. de C.V.	99.99999999	Pemex Fertilizers	Mexico

	0.00000001	Pemex Industrial Transformation

PMX Fertilizantes Pacífico, S.A. de C.V.	54.98	Pemex Fertilizers	Mexico

	45.02	PMX Fertilizantes Holding, S.A. de C.V.

Pro-Agroindustria, S.A. de C.V.	99.39	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.61	PMX Fertilizantes Holding, S.A. de C.V.

Grupo Fertinal, S.A. de C.V.	99.99999999	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.00000001	PMX Fertilizantes Holding, S.A. de C.V.

Agroindustrias del Balsas, S.A. de C.V.	99.01	Grupo Fertinal, S.A. de C.V.	Mexico

	0.99	Productora y Comercializadora de Fertilizantes, S.A. de C.V.

Dinámica Industrial Balsas, S.A. de C.V.	99.9999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0001	Agroindustrias del Balsas, S.A. de C.V.

Materias Primas, Inmuebles y Transportes de México, S.A. de C.V.	99.9999999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0000001	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana II, S.A. de C.V.	99.99999995	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000005	Agroindustrias del Balsas, S.A. de C.V.

Minera Rofomex, S.A. de C.V.	99.99392	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00607	Roca Fosfórica Mexicana, S.A. de C.V.

	0.00001	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana, S.A. de C.V.	99.99999997	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000003	Agroindustrias del Balsas, S.A. de C.V.

Sadcom del Centro, S.A. de C.V.	99.9999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0001	Agroindustrias del Balsas, S.A. de C.V.

Productora y Comercializadora de Fertilizantes, S.A. de C.V.	99.996	Sadcom del Centro, S.A. de C.V.	Mexico

	0.004	Grupo Fertinal, S.A. de C.V.

Other Subsidiary Companies

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Services North America, Inc.	40.98	P.M.I. Holdings, Petróleos España, S.L.	United States

	59.02	P.M.I. Norteamérica, S.A. de C.V.

P.M.I. Trading DAC	51.49	P.M.I. Norteamérica, S.A. de C.V.	Ireland

	48.51	Petróleos Mexicanos

P.M.I. Trading México, S.A. de C.V.	99.00	P.M.I. Trading DAC	México

	1.00	P.M.I. Holdings Petróleos España, S.L.

P.M.I. Norteamérica, S.A. de C.V.	71.70	Holdings Holanda Services, B.V.	Mexico

	28.30	P.M.I. Holdings, Petróleos España, S.L.

P.M.I. Midstream del Centro, S.A. de C.V.	99.9999	P.M.I. Norteamérica, S.A. de C.V.	Mexico

	0.0001	P.M.I. Comercio Internacional, S.A. de C.V.

P.M.I. Ducto de Juárez, S. de R.L. de C.V.	99.998	P.M.I. Services North America, Inc.	Mexico

	0.002	P.M.I. Norteamérica, S.A. de C.V.